    As filed with the Securities and Exchange Commission on October 19, 2000

                                              Registration No. 333-
                                                                    ____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                        WILLIS LEASE FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   68-0070656
   (State or other jurisdiction                (IRS Employer Identification No.)
of incorporation or organization)

           2320 MARINSHIP WAY, SUITE 300, SAUSALITO, CALIFORNIA 94965
               (Address of principal executive offices) (Zip Code)

                        WILLIS LEASE FINANCE CORPORATION
                      1996 STOCK OPTION/STOCK ISSUANCE PLAN
                            (Full title of the Plan)

                                   ----------

                              CHARLES F. WILLIS IV
                             CHIEF EXECUTIVE OFFICER
                        WILLIS LEASE FINANCE CORPORATION
           2320 MARINSHIP WAY, SUITE 300, SAUSALITO, CALIFORNIA 94965
                     (Name and address of agent for service)

                                 (415) 331-5281
          (Telephone number, including area code, of agent for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                                                 Proposed          Proposed
               Title of                                          Maximum           Maximum
              Securities                     Amount              Offering          Aggregate        Amount of
                 to be                        to be              Price             Offering       Registration
              Registered                  Registered(1)          per Share(2)      Price(2)           Fee
              ----------                  -------------          ------------      --------       -------------
1996 Stock Option/Stock Issuance Plan       1,000,000             $5.28          $5,280,000       $1,393.92
Common Stock,  $0.01 par value               shares

--------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act"), on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on October 13, 2000 as reported by the Nasdaq National Market.
--------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

                Willis Lease Finance Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed with the Commission on March 29, 2000, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act");

                (b) The Registrant's Current Report on Form 8-K filed with the Commission on August 18, 2000;

                (c) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2000 filed with the Commission on May 15, 2000 and for the fiscal quarter ended June 30, 2000 filed with the Commission on August 14, 2000; and

                (d) The Registrant's Registration Statement No. 00-28774 on Form 8-A, filed with the Commission on September 5, 1996, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

                Not applicable.

Item 5. Interests of Named Experts and Counsel

                Not applicable.

Item 6. Indemnification of Directors and Officers

                Section 145 of the Delaware General Corporation Law (the "DGCL") and Article VII of the Company's Bylaws (the "Bylaws"), provide for the indemnification of directors, officers, employees and agents under certain circumstances. The Bylaws grant the Company the power to indemnify its directors, officers, and agents under certain circumstances to the fullest extent permitted by DGCL against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of his or her position as a director, officer, employee or agent.

                Section 145 of the DGCL provides that a corporation has the power to purchase and maintain insurance on behalf of any agent of the corporation against any liabilities asserted against or incurred by the agent in such capacity. The Company has procured a directors' and officers' liability insurance policy insuring the Company's directors and officers against certain liabilities and expenses incurred by them in their capacities as such, and insuring the Company under certain circumstances, in the event that indemnification payments are made by the Company to such directors and officers.

                The Company has entered into indemnification agreements with its directors and officers. These agreements are in some respect broader than the specific indemnification rights provided under the DGCL and the Company's Bylaws. The indemnification agreements are not intended to deny or otherwise limit third-party or derivative suits against the Company or its directors or officers, but if a director or officer were entitled to indemnity or contribution under the indemnification agreement, the financial burden of a third-party suit would be borne by the Company, and the Company would not benefit from derivative recoveries against the director or officer. Such recoveries would accrue to the benefit of the Company, but would be offset by the Company's obligations to the director or officer under the indemnification agreement.

Item 7. Exemption from Registration Claimed

                Not applicable.

Item 8. Exhibits

 Exhibit Number    Exhibit
 --------------    -------
       4           Instruments Defining Rights of Stockholders.  Reference is made to
                   Registrant's Registration Statement No. 00-28774 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
       5           Opinion and Consent of Brobeck, Phleger & Harrison LLP.
       23.1        Consent of KPMG LLP, Independent Auditors.
       23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24          Power of Attorney.  Reference is made to page II-4 of this Registration
                   Statement.
       99.1        Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance
                   Plan (Amended and Restated as of April 24, 2000).

Item 9. Undertakings

                A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1996 Stock Option/Stock Issuance Plan.

                B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sausalito, State of California, on this 19th day of October, 2000.


                                       WILLIS LEASE FINANCE CORPORATION

                                       By: /s/ CHARLES F. WILLIS, IV
                                          --------------------------------------
                                          Charles F. Willis, IV
                                          Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

                That the undersigned officers and directors of Willis Lease Finance Corporation, a Delaware corporation, do hereby constitute and appoint Charles F. Willis, IV, Donald A. Nunemaker and Nicholas J. Novasic, and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                              TITLE                                         DATE
----------------------------            ------------------------------------    ------------------
 /s/ CHARLES F. WILLIS, IV              President, Director, Chief Executive    October 19, 2000
----------------------------            Officer (Principal Executive
CHARLES F. WILLIS, IV                   Officer)



 /s/ NICHOLAS J. NOVASIC                Executive Vice President, Chief         October 19, 2000
----------------------------            Financial  Officer (Principal
Nicholas J. Novasic                     Financial Officer)



 /s/ WILLIAM M. LEROY                   Director                                October 19, 2000
----------------------------
William M. LeRoy

Signature                               Title                                   Date
---------                               -----                                   ----
/s/ WILLARD H. SMITH                    Director                                October 19, 2000
----------------------------
Willard H. Smith


/s/ DONALD A. NUNEMAKER                 Director                                October 19, 2000
----------------------------
Donald A. Nunemaker


/s/ DONALD E. MOFFITT                   Director                                October 19, 2000
----------------------------
Donald E. Moffitt

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933

                        WILLIS LEASE FINANCE CORPORATION

                                  EXHIBIT INDEX


  Exhibit Number    Exhibit
  --------------    -------
       4            Instruments Defining Rights of Stockholders.  Reference is made to
                    Registrant's Registration Statement No. 00-28774 on Form 8-A which is incorporated herein by reference pursuant to Item 3(b).
       5            Opinion and Consent of Brobeck, Phleger & Harrison LLP.
       23.1         Consent of KPMG LLP, Independent Auditors.
       23.2         Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
       24           Power of Attorney.  Reference is made to page II-4 of this Registration
                    Statement.
       99.1         Willis Lease Finance Corporation 1996 Stock Option/Stock Issuance
                    Plan (Amended and Restated as of April 24, 2000).